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                                                                     EXHIBIT 1.1


         [Form of Underwriting Agreement - Subject to Additional Review]

                        __________ SHARES OF COMMON STOCK

                                       OF

                           MAXICARE HEALTH PLANS, INC.

                         STANDBY UNDERWRITER'S AGREEMENT


                                                     Los  Angeles, California
                                                     _______________, 2000


MDB CAPITAL GROUP, LLC
401 Wilshire Boulevard, Suite 1020
Santa Monica, California 90401


Gentlepersons:

        Maxicare Health Plans, Inc., a Delaware corporation (the "Company"), confirms its agreement with MDB Capital Group, LLC (the "Standby Underwriter"), whereby the Standby Underwriter has agreed to purchase on a firm commitment basis up to $15 million worth of any shares of the Company's common stock not subscribed to by shareholders in a rights offering (the "Rights Offering") of ______________ shares of the Company's common stock (the "Securities") to the Company's shareholders of record at September 14, 2000.

        1. Representations and Warranties of the Company. The representations and warranties of the Company are set forth on Exhibit A hereto.

        2. Purchase, Sale and Delivery of the Securities.

               (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Standby Underwriter, and the Standby Underwriter agrees to purchase from the Company on a firm commitment basis at a price of $1.00 per share of common stock, up to a total of $15,000,000 (not exceeding 15,000,000 Shares), any Securities not subscribed to by the Company's shareholders in the Rights Offering (the "Standby Securities"). The Standby Underwriter may act as sole underwriter or may form an underwriting group selected by the Standby Underwriter.

               (b) Payment of the purchase price for and delivery of certificates for the Standby Securities shall be made at the offices of ___________________, or at such other place as shall be agreed upon by the Standby Underwriter and the Company. Such delivery and payment shall be made at 10:00 a.m. (Pacific Time) on __________, 2000 or at such other time and date as shall be agreed upon by the Standby Underwriter and the Company, but not less than ____ nor more than ________ full business days after the Shareholder Closing Date (such time and date of payment and delivery being herein called

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the "Standby Closing Date." The certificates for the Standby Securities shall be made available to the Standby Underwriter at such office or such other place as the Standby Underwriter may designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to the Standby Closing Date.

               (c) On the Standby Closing Date, the Company shall issue and sell to the Standby Underwriter, Underwriter's Warrants at a purchase price of $100, which Underwriter's Warrants shall entitle the holder thereof to purchase an additional 1,000,000 shares of the Company's common stock at an exercise price of $1.50 per share. The Underwriter's Warrants shall be exercisable for a period of seven (7) years but may not be exercised during the twelve months following the issuance thereof. If the Company merges or reorganizes in such a way as to terminate the Underwriter's Warrants, the Underwriter's Warrants may be exercised immediately prior to such action. The Underwriter's Warrants will contain anti-dilution provisions acceptable to the Standby Underwriter. The Underwriter's Warrant Agreement and form of Warrant Certificate shall be substantially in the form filed as Exhibit [___] to the Registration Statement. Payment for the Underwriter's Warrants shall be made on the Standby Closing Date.

        3. Rights Offering of the Shares of Common Stock. As soon after the Registration Statement becomes effective as the Company's counsel deems advisable, the Company shall make an offering of the Securities (other than to residents of or in any jurisdiction in which qualification of the Securities is required and has not become effective) to the Company's shareholders of record as of September 14, 2000 (the "Record Date"), whereby each shareholder of record on the Record Date will receive one non-transferable subscription right to purchase one and one-half shares of the Company's common stock at a price of $1.00 per share for every share of common stock owned by such shareholder on the Record Date upon the terms and conditions set forth in the Prospectus. [The Company or the Standby Underwriter reserves the right to postpone or to cancel the Rights Offering at any time prior to ____________, if it determines such postponement or cancellation is in the best interests of the Company and its shareholders.]

        The subscription rights shall be exercisable by the Company's shareholders commencing on ________, 2000 and continuing until 5:00 p.m. on _____________, 2000 (the "Shareholder Closing Date"). In the event that
__________ shares remain unpurchased by shareholders on the Shareholder Closing Date, the Standby Underwriter shall purchase on the Shareholder Closing Date the remaining shares up to a total of 15,000,000 shares.

        As soon after the Standby Closing Date as the Standby Underwriter deems advisable, the Standby Underwriter shall make a public offering of the Standby Securities (other than to residents of or in any jurisdiction in which qualification of the Standby Securities is required and has not become effective) at the price and upon the other terms set forth in the Prospectus. The Standby Underwriter may from time to time increase or decrease the public offering price after distribution of the Standby Securities has been completed to such extent as the Standby Underwriter, in its sole and absolute discretion deems advisable. The Standby Underwriter may enter into one or more agreements as it, in its sole discretion, deems advisable with one or more broker-dealers who shall act as dealers in connection with such public offering of the Standby Securities.

        4. Covenants and Agreements of the Company. The Company covenants and agrees with the Standby Underwriter as follows:

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               (a) The Company shall use its best efforts to cause the
Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Act or Exchange Act before termination of the offering of the Standby Securities by the Standby Underwriter of which the Standby Underwriter shall not previously have been advised and furnished with a copy, or to which the Standby Underwriter shall have objected or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations.

               (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Standby Underwriter and confirm the notice in writing (i) when the Registration Statement, as amended, becomes effective, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective;
(ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution of proceedings for that purpose; (iii) of the issuance by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the receipt of any comments from the Commission; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every effort to obtain promptly the lifting of such order.

               (c) The Company shall file the Prospectus (in form and substance satisfactory to the Standby Underwriter and its Counsel) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable and if consented to by the Standby Underwriter, pursuant to Rule 424(b)(4)) not later than the Commission's close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement and (ii) the fifth business day after the effective date of the Registration Statement.

               (d) The Company will give the Standby Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Standby Underwriter in connection with the offering of the Standby Securities which differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), and will furnish the Standby Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Standby Underwriter or Resch Polster Alpert & Berger LLP ("Counsel to the Standby Underwriter") shall object.

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               (e) The Company shall endeavor in good faith, in cooperation with the Standby Underwriter, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Standby Underwriter may designate to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution, and shall make such applications, file such documents and furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation or file a general or limited consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Standby Underwriter agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

               (f) During the time when a prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Standby Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Counsel to the Standby Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Standby Underwriters promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be satisfactory to Counsel to the Standby Underwriter, and the Company will furnish to the Standby Underwriter copies of such amendment or supplement as soon as available and in such quantities as the Standby Underwriter may request.

               (g) As soon as practicable, but in any event not later than forty-five (45) days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (ninety (90) days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Standby Underwriter, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least twelve (12) consecutive months after the effective date of the Registration Statement.

               (h) During a period of seven (7) years after the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of earnings, and will deliver to the Standby
Underwriter:

                      (i) concurrently with furnishing such quarterly reports to its stockholders, statements of income of the Company for each quarter in the form

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        furnished to the Company's stockholders and certified by the Company's principal financial or accounting officer;

                      (ii) concurrently with furnishing such annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders' equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the certificate thereon of independent certified public accountants;

                      (iii) as soon as they are available, copies of all reports (financial or other) mailed to stockholders;

                      (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, the NASD or any securities exchange;

                      (v) every press release and every material news item or article of interest to the financial community in respect of the Company, or its affairs, which was released or prepared by or on behalf of the Company; and

                      (vi) any additional information of a public nature concerning the Company (and any future subsidiary) or its businesses which the Standby Underwriter may reasonably request.

During such seven-year period, if the Company has an active subsidiary, the foregoing financial statements will be on a consolidated basis to the extent that the accounts of the Company and its subsidiary(ies) are consolidated, and will be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

               (i) The Company will maintain a transfer agent ("Transfer Agent") and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its common stock.

               (j) The Company will furnish to the Standby Underwriter or on the Standby Underwriter's order, without charge, at such place as the Standby Underwriter may designate, copies of each Preliminary Prospectus, the Registration Statement and any pre-effective or post-effective amendments thereto (two of which copies will be signed and will include all financial statements and exhibits), the Prospectus, and all amendments and supplements thereto, including any prospectus prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Standby Underwriter may request.

               (k) On or before the effective date of the Registration Statement, the Company shall provide the Standby Underwriter with true original copies of duly executed, legally binding and enforceable agreements pursuant to which, for a period of six months from the effective date of the Registration Statement, each of the Company's officers, directors and all holders of the common stock of the Company or securities exchangeable or exercisable for or convertible into shares of common stock agrees that it or he or she will not, directly or indirectly, issue, offer to sell, sell, grant an option for the sale or purchase of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any shares of common stock or securities convertible into, exercisable or exchangeable for or evidencing any right

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to purchase or subscribe for any shares of common stock (either pursuant to Rule
144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein without the prior consent of the Standby Underwriter (collectively, the "Lock-up Agreements"). During the six month period commencing on the effective date of the Registration Statement, the Company shall not, without the prior written consent of the Standby Underwriter, sell, contract or offer to sell, issue, transfer, assign, pledge, distribute, or otherwise dispose of, directly or indirectly, any shares of common stock or any options, rights or warrants with respect to any shares of common stock. On or before the Standby Closing Date, the Company shall deliver instructions to the Transfer Agent authorizing it to place appropriate legends on the certificates representing the securities subject to the Lock-up Agreements and to place appropriate stop transfer orders on the Company's ledgers. The Company further covenants that it will not file a registration statement with the Commission during the twelve
(12) month period commencing on the effective date of the Registration Statement without the prior written consent of the Standby Underwriter.

               (l) None of each of the Company or any subsidiary of the Company, nor any of their respective officers, directors, stockholders, nor any of their affiliates (within the meaning of the Rules and Regulations) will take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

               (m) The Company shall apply the net proceeds from the sale of the Securities in the manner, and subject to the conditions, set forth under "USE OF PROCEEDS" in the Prospectus. No portion of the net proceeds will be used, directly or indirectly, to acquire any securities issued by the Company.

               (n) The Company shall timely file all such reports, forms or other documents as may be required from time to time, under the Act, the Exchange Act, and the Rules and Regulations, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Act, the Exchange Act, and the Rules and Regulations.

               (o) The Company shall furnish to the Standby Underwriter as early as practicable prior to the Standby Closing Date, but no later than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in no event shall be as of a date more than thirty (30) days prior to the date of the Registration Statement) which have been read by the Company's independent public accountants, as stated in their letters to be furnished pursuant to Sections 6(n) and 6(o) hereof.

               (p) The Company shall cause the Common Stock to be listed on Nasdaq/NMS and, for a period of seven (7) years from the date hereof, use its best efforts to maintain the Nasdaq/NMS listing of the Common Stock to the extent outstanding.

               (q) For a period of five (5) years from the Standby Closing Date, the Company shall furnish to the Standby Underwriter at the Standby Underwriter's reasonable request and the Company's sole expense, (i) daily consolidated transfer sheets relating to the common stock (ii) the list of holders of all of the Company's securities and (iii) a Blue Sky "Trading Survey" for secondary sales of the Company's securities prepared by [___________].

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               (r) [As soon as practicable, (i) but in no event more than five
(5) business days before the effective date of the Registration Statement, file a Form 8-A with the Commission providing for the registration under the Exchange Act of the Securities and (ii) but in no event more than thirty (30) days after the effective date of the Registration Statement, take all necessary and appropriate actions to be included in Standard and Poor's Corporation Descriptions and Moody's OTC Manual and to continue such inclusion for a period of not less than seven years.]

               (s) Until the completion of the distribution of the Securities, the Company shall not, without the prior written consent of the Standby Underwriter and Counsel to the Standby Underwriter, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company's business consistent with past practices with respect to the Company's operations.

               (t) For a period equal to the lesser of (i) seven (7) years from the date hereof, and (ii) the sale to the public of the securities underlying the Underwriter's Warrants, each of the Company and each subsidiary of the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-2 or S-3 (or other appropriate form) for the registration under the Act of the securities underlying the Underwriter's Warrants.

               (u) [intentionally omitted]

               (v) [intentionally omitted]

        5. Payment of Expenses.

               (a) The Company hereby agrees to pay on the Standby Closing Date, all expenses and fees (including fees of Counsel to the Standby Underwriter) incident to the performance of the obligations of the Company under this Agreement, and the Underwriter's Warrant Agreement, including, without limitation, (i) the fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing (including mailing and handling charges), filing, delivery and mailing (including the payment of postage with respect thereto) of the Registration Statement and the Prospectus and any amendments and supplements thereto and the printing, mailing (including the payment of postage with respect thereto) and delivery of this Agreement, the Underwriter's Warrant Agreement, the Selected Dealer Agreements, if any, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments thereof or supplements thereto supplied to the Standby Underwriter and such dealers as the Standby Underwriter may request, in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of the Securities including, but not limited to, (x) the purchase by the Standby Underwriter of the Standby Securities and the purchase by the Standby Underwriter of the Underwriter's Warrants from the Company, (y) the consummation by the Company of any of its obligations under this Agreement and the Underwriter's Warrant Agreement, and (z) resale of the Securities by the Standby Underwriter in connection with the distribution contemplated hereby,
(iv) the qualification of the Securities under state or foreign securities or "Blue Sky" laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum", the "Supplemental Blue Sky Memorandum" and "Legal Investments Survey," if any, and

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disbursements and fees of counsel in connection therewith, (v) advertising costs and expenses, including but not limited to costs and expenses in connection with the "road show", information meetings and presentations, bound volumes and prospectus memorabilia and "tombstone" advertisement expenses, (vi) costs and expenses in connection with due diligence investigations, including but not limited to the fees of any independent counsel, expert or consultant retained,
(vii) fees and expenses of the Transfer Agent and registrar and all issue and transfer taxes, if any, (viii) applications for assignment of a rating of the Securities by qualified rating agencies, (ix) the fees payable to the Commission and the NASD, and (x) the fees and expenses incurred in connection with the quotation of the Securities on the Nasdaq/NMS and any other exchange.

               (b) If this Agreement is terminated by the Standby Underwriter in accordance with the provisions of Section 6 (except Sections 6(c), 6(j) and 6(n)) or Section 12, or if the Company cancels the Rights Offering pursuant to section 3, the Company shall reimburse and indemnify the Standby Underwriter for all of its actual out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters and all Blue Sky counsel fees (excluding filing fees) and disbursements (less amounts previously paid pursuant to Section 5(c) hereof)..

               (c) The Company further agrees that, in addition to the expenses payable pursuant to subSection (a) of this Section 5, it will pay to the Standby Underwriter on the Standby Closing Date by certified or bank cashier's check or, at the election of the Standby Underwriter, by deduction from the proceeds of the offering of the Securities, cash fees equal to $1,000,000, as compensation for acting as Standby Underwriter on a firm commitment basis for $15,000,000 in Standby Securities. [In the event that the Rights Offering is canceled by the Company pursuant to Section 3,______________________________________.]

               (d) The Company shall pay to the Standby Underwriter all reasonable expenses and costs incurred by the Standby Underwriter in connection with this offering including all fees and disbursements of counsel, on an accountable basis. As an advance towards such expenses, the Company has to date paid [will pay before filing of Amendment No. 1] $25,000 to the Standby Underwriter, and the balance shall be paid promptly following delivery of invoice together with such supporting documentation as the Company may reasonably request, but no later than on closing or other termination of the Rights Offering

        6. Conditions of the Standby Underwriter's Obligations. The obligations of the Standby Underwriter hereunder shall be subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Standby Closing Date as if they had been made on and as of the Standby Closing Date, as the case may be; the accuracy on and as of the Standby Closing Date, of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date of its covenants and obligations hereunder and to the following further conditions:

               (a) The Registration Statement shall have become effective not later than 9:30 a.m., ____________ ,or such later date and time as shall be consented to in writing by the Standby Underwriter, and, at the Standby Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall

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have been complied with to the reasonable satisfaction of Counsel to the Standby
Underwriter. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the common stock and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period and, prior to the Standby Closing Date, the Company shall have provided evidence satisfactory to the Standby Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

               (b) The Standby Underwriter shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Standby Underwriter's opinion, is material, or omits to state a fact which, in the Standby Underwriter's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Standby Underwriter's opinion, is material, or omits to state a fact which, in the Standby Underwriter's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c) On or prior to the Standby Closing Date, the Standby Underwriter shall have received from Counsel to the Standby Underwriter, such opinion or opinions with respect to the organization of each of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Standby Underwriter may reasonably request and Counsel to the Standby Underwriter shall have received such papers and information as they reasonably request to enable them to pass upon such matters.

               (d) At the Standby Closing Date, the Standby Underwriter shall have received the opinion of Jeffer, Mangels, Butler & Marmaro LLP, counsel to the Company, and Alan D. Bloom, General Counsel to the Company, dated the Standby Closing Date, addressed to the Standby Underwriter and in form and substance satisfactory to Counsel to the Standby Underwriter.

               (e) On or prior to the Standby Closing Date, Counsel to the Standby Underwriter shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in subSection (c) of this Section 6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions of the Company, or herein contained.

               (f) Prior to the Standby Closing Date (i) there shall have been no material adverse change nor development involving a prospective change in the condition, financial or otherwise, earnings, position, value, properties, results of operations, prospects, stockholders' equity or the business activities of the Company, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company; (iii) the Company shall not be in material default under any provision of any instrument relating to any outstanding

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indebtedness; (iv) the Company shall not have issued any securities (other than the Securities) or declared or paid any dividend or made any distribution in respect of its capital stock of any class and there has not been any change in the capital stock or any material change in the debt (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus;
(vi) no action, suit or proceeding, at law or in equity, shall have been pending or threatened (or circumstances giving rise to same) against the Company, or affecting any of its respective properties or businesses before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, earnings, position, value, properties, results of operations, prospects or financial condition or income of the Company; and
(vii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

               (g) At the Standby Closing Date, the Standby Underwriter shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Standby Closing Date to the effect that each of such persons has carefully examined the Registration Statement, the Prospectus and this Agreement, and that:

                      (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Standby Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Standby Closing Date;

                      (ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of each of such person's knowledge, are contemplated or threatened under the Act;

                      (iii) The Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and neither the Preliminary Prospectus or any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                      (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus,
        (a) the Company has not incurred up to and including the Standby Closing Date, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (b) the Company has not paid or declared any dividends or other distributions on its capital stock; (c) the Company has not entered into any material transactions not in the ordinary course of business; (d) there has not been any change in the capital stock or long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business) of the Company; (e) the Company has not sustained any material loss or damage to its properties or assets, whether or not insured; (f) there is no litigation which is pending or threatened (or circumstances giving rise to same) against the Company or any affiliated party which is required to be set forth in an amended or supplemented Prospectus which has not been set forth; and (g) there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been set forth.

References to the Registration Statement and the Prospectus in this subsection
(h) are to such documents as amended and supplemented at the date of such certificate.

        By the Standby Closing Date, the Standby Underwriter will have received clearance from the NASD as to the amount of compensation allowable or payable to the Standby Underwriter, as described in the Registration Statement.

               (h) At the time this Agreement is executed, the Standby Underwriter shall have received a letter, dated such date, addressed to the Standby Underwriter in form and substance satisfactory (including the non-material nature of the changes or decreases, if any, referred to in clause
(iii) below) in all respects to the Standby Underwriter and Counsel to the Standby Underwriter, from Ernst & Young LLP,

                      (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

                      (ii) stating that it is their opinion that the financial statements and supporting schedules of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder and that the Standby Underwriter may rely upon the opinion of Ernst & Young LLP with respect to the financial statements and supporting schedules included in the Registration Statement;

                      (iii) stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, or (B) at a specified date not more than five days prior to the effective date of the Registration Statement, there has been any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity or net current assets or net assets of the Company as compared with amounts shown in the ______________ balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (C) during the period from ______________ to a specified date not more than five days prior to the effective date of the Registration Statement, there was any decrease in net revenues, net earnings or increase in net earnings per common share of the Company, in each case as compared with the corresponding period beginning ______________, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                      (iv) setting forth, at a date not later than five days prior to the date of the Registration Statement, the amount of liabilities of the Company and each subsidiary of the Company taken as a whole (including a break-down of commercial paper and notes payable to banks);

                      (v) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

                      (vi) statements as to such other matters incident to the transaction contemplated hereby as the Standby Underwriter may reasonably request.

               (i) On the Standby Closing Date there shall have been duly tendered to the Standby Underwriter the appropriate number of Standby Securities.

               (j) No order suspending the sale of the Securities in any jurisdiction designated by the Standby Underwriter pursuant to subSection (e) of
Section 4 hereof shall have been issued on either the Standby Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

               (k) On or before the Standby Closing Date, the Company shall have executed and delivered to the Standby Underwriter (i) the Underwriter's Warrant Agreement substantially in the form filed as Exhibit ____ to the Registration Statement, in final form and substance satisfactory to the Standby Underwriter, and (ii) the Underwriter's Warrants in such denominations and to such designees as shall have been provided to the Company by the Standby Underwriter.

               (l) On or before the Standby Closing Date, the Securities shall have been duly approved for quotation on Nasdaq/NMS, subject to official notice of issuance.

               (m) [On or before the Standby Closing Date, there shall have been delivered to the Standby Underwriter all of the Lock-up Agreements, in form and substance satisfactory to Counsel to the Standby Underwriter.]

               (n) If any condition to the Standby Underwriter's obligations hereunder to be fulfilled prior to or at the Standby Closing Date is not so fulfilled, the Standby Underwriter may terminate this Agreement or, if the Standby Underwriter so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

        7. Indemnification.

               (a) The Company agrees to indemnify, defend and hold harmless the Standby Underwriter (for purposes of this Section 7 " Standby Underwriter" shall include the officers, directors, partners, employees, agents and counsel of the Standby Underwriter, including each person, if any, who controls the Standby Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions, proceedings, investigations, inquiries, suits and litigation in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such claim, action, proceeding, investigation, inquiry, suit or litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which the Standby Underwriter or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon
(A) any untrue statement or alleged untrue statement of a material fact contained (i) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Securities; or (iii) in any application or other document or written communication (in this Section 7 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Nasdaq/NMS or any other securities exchange; (B) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), or (C) any breach of any representation, warranty, covenant or agreement of the Company contained herein or in any certificate by or on behalf of the Company and or any of its officers delivered pursuant hereto, unless, in the case of clause (A) or (B) above, such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Standby Underwriter by or on behalf of the Standby Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

The foregoing indemnity with respect to any untrue statement contained in or omission from a Preliminary Prospectus shall not inure to the benefit of the Standby Underwriter (or any person controlling such Standby Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof if (1) the Company shall sustain the burden of proving that such asserting person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omitted from such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented); and (2) the Company shall have complied with its covenant pursuant to Section 4(f) of this Agreement.

               (b) The Standby Underwriter agrees to indemnify, defend and hold harmless the Company and its directors, officers who have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company to the Standby Underwriter but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any application made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Standby Underwriter by the Standby Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any such application, provided that such written information or omissions only pertain to disclosures in the Preliminary Prospectus, the Registration Statement or Prospectus directly relating to the transactions effected by the Standby Underwriter in connection with this offering and provided further that the amount of indemnification in the aggregate shall not exceed the total cash compensation payable to the Standby Underwriter hereunder. The Company acknowledges that the statements with respect to the offering of the Securities set forth under the heading "Standby Underwriting" [and the stabilization legend in the Prospectus] have been furnished by the Standby Underwriter expressly for use therein and constitute the only information furnished in writing by or on behalf of the Standby Underwriter for inclusion in the Prospectus.

               (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any claim, action, suit, investigation, inquiry, proceeding or litigation, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such claim, action, suit, investigation, inquiry, proceeding or litigation is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense thereof at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense thereof within a reasonable time after notice of commencement thereof, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense thereof on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one claim, action, suit, investigation, inquiry, proceeding or litigation or separate but similar or related claims, actions, suits, investigations, inquiries, proceedings or litigation in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim, action, suit, investigation, inquiry, proceeding or litigation effected without its written consent; provided, however, that such consent was not unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit, investigation, inquiry, proceeding or litigation in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action, suit, investigation, inquiry, proceeding or litigation), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit, investigation, inquiry, proceeding or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Standby Underwriter are the indemnified party, the relative benefits received by the Company on the one hand, and the Standby Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) bear to the total underwriting discounts received by the Standby Underwriter hereunder, in each case as set forth in the table on the Cover Page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Standby Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subSection (d), the Standby Underwriter shall not be required to contribute any amount in excess of the underwriting discount applicable to the Standby Securities purchased by the Standby Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Company or the Standby Underwriter within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company and or the Standby Underwriter, as the case may be, subject in each case to this subSection (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subSection (d), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

        8. Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of each of the Company and each subsidiary of the Company submitted pursuant hereto, shall be deemed to be representations, warranties and agreements at the Standby Closing Date, and such representations, warranties and agreements of each of the Company and each subsidiary of the Company and the indemnity agreements contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Standby Underwriter, each of the Company and each subsidiary of the Company, any controlling person of the Standby Underwriter or each of the Company and each subsidiary of the Company, and shall survive termination of this Agreement or the issuance and delivery of the Standby Securities to the Standby Underwriter.

        9. Effective Date. This Agreement shall become effective at 10:00 a.m., ______ Time, on the next full business day following the date hereof, or at such earlier time after the Registration Statement becomes effective as __________________________; provided, however, that the provisions of Sections 5, 7 and 10 of this Agreement shall at all times be effective. For purposes of this Section 9, the Standby Securities to be purchased hereunder shall be deemed to have been so released upon the earlier of dispatch by the Standby Underwriter of telegrams to securities dealers releasing such securities for offering or the release by the Standby Underwriter for publication of the first newspaper advertisement which is subsequently published relating to the Securities.

        10. Termination.

               (a) Subject to subSection (b) of this Section 10, the Standby Underwriter shall have the right to terminate this Agreement, (i) if any domestic or international event or act or occurrence has materially adversely disrupted, or in the Standby Underwriter's opinion will in the immediate future materially adversely disrupt, the financial markets; or (ii) if any material adverse change in the financial markets shall have occurred; or (iii) if trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASD, the Commission or any governmental authority having jurisdiction over such matters; or (iv) if trading of any of the securities of the Company shall have been suspended, or any of the securities of the Company shall have been delisted, on any exchange or in any over-the-counter market; (v) if the United States shall have become involved in a war or major hostilities, or if there shall have been an escalation in an existing war or major hostilities or a national emergency shall have been declared in the United States; or (vi) if a banking moratorium has been declared by a state or federal authority; or (vii) if a moratorium in foreign exchange trading has been declared; or (viii) if either the Company or any subsidiary of the Company shall have sustained a loss material or substantial to either the Company or any subsidiary of the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Standby Underwriter's opinion, make it inadvisable to proceed with the offering, sale and/or delivery of the Standby Securities; or if there shall have been such a material adverse change in the conditions or prospects of either the Company or any subsidiary of the Company, or such material adverse change in the general market, political or economic conditions, in the United States or elsewhere, that, in each case, in the Underwriter's judgment, would make it inadvisable to proceed with the offering, sale and/or delivery of the Standby Securities.

               (b) If this Agreement is terminated by the Standby Underwriter in accordance with the provisions of Section 10(a) the Company shall promptly reimburse and indemnify the Standby Underwriter for all of its actual out-of-pocket expenses, including the fees and disbursements of counsel for the Standby Underwriter and all Blue Sky counsel fees (excluding filing fees) and disbursements (less amounts previously paid pursuant to Section 5(c) above). In addition, the Company shall remain liable for all Blue Sky counsel fees and disbursements, expenses and filing fees. Notwithstanding any contrary provision contained in this Agreement, if this Agreement shall not be carried out within the time specified herein, or any extension thereof granted to the Standby Underwriter, by reason of any failure on the part of either the Company or any subsidiary of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied (including, without limitation, pursuant to Section 6 (except if this Agreement is terminated pursuant to Sections 6(c), 6(l) or 6(q)) or Section 12) then, the Company shall promptly reimburse and indemnify the Standby Underwriter for all of its actual out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Standby Underwriter (less amounts previously paid pursuant to Section 5(d) above). In addition, the Company shall remain liable for all Blue Sky counsel fees and disbursements, expenses and filing fees. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 6, 10, 11 and 12 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 5 and Section 7 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

        11. Substitution of the Standby Underwriter. If the Standby Underwriter shall fail (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 6, Section 10 or Section 12 hereof) to purchase the Standby Securities which it is obligated to purchase on the Shareholder Closing Date under this Agreement, the Standby Underwriter shall have the right, within thereafter, to make arrangement for any other underwriters, to purchase all, but not less than all, of the Standby Securities in such amounts as may be agreed upon and upon the terms herein set forth. No action taken pursuant to this Section 11 shall relieve any the defaulting Standby Underwriter from liability in respect of any default by such Standby Underwriter under this Agreement.

In the event of any such default which does not result in a termination of this Agreement, the Standby Underwriter shall have the right to postpone the Standby Closing Date for a period not exceeding seven (7) days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

        12. Default by the Company. If the Company shall fail at the Shareholder Closing Date to sell and deliver the number of Standby Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate without any liability on the part of any non-defaulting party other than pursuant to Section 5, Section 7 and Section 10 hereof. No action taken pursuant to this Section 12 shall relieve the Company from liability, if any, in respect of such default.

        13. Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Standby Underwriter, 401 Wilshire Boulevard, Suite 1020, Santa Monica, California 90401,
Attention: Christopher A. Marlett, with a copy (not constituting notice) to Resch Polster Alpert & Berger LLP, 10390 Santa Monica Blvd., Fourth Floor, Los Angeles, California 90025, Attention: Aaron A. Grunfeld, Esq. Notices to the Company shall be directed to the Company at 1149 South Broadway Street, Los Angeles, California 90015, Attention: Richard A. Link, with a copy (not constituting notice) to: Jeffer, Mangels, Butler & Marmaro LLP, 2121 Avenue of the Stars, 10th Floor, Los Angeles, California 90067, Attention: Barry L. Burten, Esq.

        14. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the Standby Underwriter, the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

        15. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the choice of law or conflict of laws principles.

        16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

        17. Entire Agreement; Amendments. This Agreement and the Underwriter's Warrant Agreement constitute the entire agreement of the parties hereto and supersede all prior written or oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended except in a writing, signed by the Standby Underwriter and the Company.

If the foregoing correctly sets forth the understanding between the Standby Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

MAXICARE HEALTH PLANS, INC.


By:
   ----------------------------------------
     Richard A. Link
     Chief Operating Officer

Confirmed and accepted as of
the date first above written.

MDB CAPITAL GROUP, LLC



By:
   -----------------------------------------
     Christopher A. Marlett
     Managing Director

                                    EXHIBIT A

                  Representations and Warranties of the Company

                                [to be supplied]

                               FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Underwriter's Warrant.)

        FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers unto ________________________ Underwriter's Warrant to purchase __________ Shares of Maxicare Health Plans, Inc. (the "Company"), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney to transfer such Underwriter's Warrant on the books of the Company, with full power of substitution.

Dated:
      ----------------------



Signature:
          --------------------------------


Signature Guaranteed:








                                     NOTICE

        The signature on the foregoing Assignment must correspond to the name as written upon the face of this Underwriter's Warrant in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by an eligible guarantor institution which is a participant in a Securities Transfer Association recognized program.

                              ELECTION TO EXERCISE

             (To be executed by the holder if such holder desires to
                  exercise the attached Underwriter's Warrant)

        The undersigned hereby exercises his or its rights to subscribe for __________ Shares covered by the within Underwriter's Warrant (each as defined in the within Underwriter's Warrant) and tenders payment herewith in the amount of $__________ in accordance with the terms thereof, and requests that certificates for such Shares be issued in the name of, and delivered to:

                               --------------------------------

                               --------------------------------

                               --------------------------------
                               (Print Name, Address and Social Security or
                                        Tax Identification Number)

and, if such number of Shares (or portions thereof) shall not be all the Shares covered by the within Underwriter's Warrant, that a new Underwriter's Warrant for the balance of the Underwriter's Warrant (or portions thereof) covered by the within Underwriter's Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Name:
     ---------------------
                                     (Print)

Address:
        ----------------------------



        (Signature)

Dated:                                                   Signature Guaranteed:


                                     NOTICE

        The signature on the foregoing Assignment must correspond to the name as written upon the face of this Underwriter's Warrant in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by an eligible guarantor institution which is a participant in a Securities Transfer Association recognized program.

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